Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of Nanometrics Incorporated on Form S-8 of our report dated March 29, 2004, relating to the financial statements and financial statement schedule of Nanometrics Incorporated for the year ended January 3, 2004, appearing in the Annual Report on Form 10-K of Nanometrics Incorporated for the year ended December 31, 2005.

/s/ Deloitte & Touche LLP

San Jose, California

August 8, 2006